                                                                    EXHIBIT 4.17

                            Subscription Agreement

                           FOR CONVERTIBLE DEBENTURE

                                 AND WARRANTS

         SUBSCRIPTION AGREEMENT (the "AGREEMENT") dated as of June 16, 2000 among XCEL Management, Inc., a Delaware corporation ("COMPANY"), and TCA Investments, Inc. (the "INVESTOR").

         WHEREAS, the Company desires to sell to the Investor, and the Investor desire to purchase: (a) a two year convertible debenture (the "DEBENTURE"), in substantially the form attached hereto as EXHIBIT 1, bearing interest (payable only in shares of the Company's Common Stock at an initial conversion rate of $1.42 per share) at the current Bank of America prime rate plus 1/2%, and of which the principal amount is convertible (at an initial conversion rate of $1.42 per share) into 228,873 shares of the Company's Common Stock, $.0Ol par value (the "COMMON STOCK"); and (b) five (5) year warrants covering 228,873 shares of Common Stock at an exercise price of $2.00 per share, in substantially the form attached hereto as EXHIBIT 2 (the "WARRANTS"); and

         WHEREAS, the Company is contemplating a reorganization pursuant to which each holder of Common Stock will receive two (2) shares of Common Stock in a newly formed Delaware entity for every one (1) share of Common Stock held in the Company, and, if such reorganization is completed, the conversion rate under the Debenture will adjust to $0.71 per share, the shares subject to the Warrants will adjust to 457,746 shares and the exercise price thereunder will adjust to $1.00 per share.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1.    PURCHASE AND SALE OF SECURITIES.

         1.1. SALE AND ISSUANCE OF PURCHASED SECURITIES; RESETS. The Company shall sell to the Investor and the Investor shall purchase from the Company: (a) the Debenture, in substantially the form attached hereto as EXHIBIT 1, bearing interest (payable only in shares of the Company's Common Stock at a conversion rate of $1.42 per share) at the current Bank of America prime rate plus 1/2%, and of which the principal amount is convertible (at an initial conversion rate of $1.42 per share) into 228,873 shares of the Company's Common Stock, and (b) Warrants covering 228,873 shares of Common Stock, all for an aggregate purchase price of $325,000. Debenture (which shall also refer herein to the shares of Common Stock into which the Debenture is convertible and the shares to be issued as payment of interest on the Debenture, except when the context indicates otherwise) and Warrants are referred to herein collectively as the "PURCHASED SECURITIES", and all shares of Common Stock subject to the Debenture and Warrants are hereinafter referred to as "Underlying Shares." The Company shall be obligated, on a one-time basis only, upon the date which the Company sells additional Company securities to or through Gerard Klauer Mattison & Co., Inc. ("GKM") or another third party institutional investor (a "Significant Transaction") to issue additional PURCHASED SECURITIES in accordance with the following at the Closing of the Significant Transaction (the "Reset Date"): If the total market valuation ("Total Market Valuation") which equals the Company's outstanding shares multiplied by the average bid and asked prices for the Company's Common Stock for the ten (10) business days prior to the Reset Date, is less than thirty million dollars ($30,000,000), then the Company shall immediately issue to the Investor additional shares of Common Stock and additional Purchased Warrants, the amounts of which shall equal: the number of initial shares of Common Stock into which the Debenture is convertible on the date hereof times ($30,000,000/Total Market Valuation); and the number of initial shares subject to the Warrants on the date hereof times ($30,000,000/Total Market Valuation).

         1.2. CLOSING. The purchase and sale of the Purchased Securities hereunder shall take place at a closing (the "CLOSING DATE") on or before June 16, 2000. At the Closing:

               (a) the Investor at such Closing shall deliver to the Company, by wire transfer, cashier's checks or certified checks from a bank acceptable to the Company, or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Purchased Securities; and

               (b) the Company shall issue and deliver to the Investor at such Closing (i) an executed Debenture and (ii) a Warrant Agreement representing the Warrants to be issued by the Company and purchased by the Investor; and

               (c) each of the parties shall deliver an executed copy of this Agreement.

         The parties agree that for purposes of allocating the price paid for the Purchased Securities, the Warrants have a nominal value.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor as follows:

         2.1.  CORPORATE ORGANIZATION; AUTHORITY; DUE AUTHORIZATION.

               (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is now conducted and to carry on its business as now conducted and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, prospects, assets, liabilities, financial condition or business of the Company (a "COMPANY MATERIAL ADVERSE EFFECT").

               (b) The Company (1) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other agreements contemplated hereby to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other agreements contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby (the "CONTEMPLATED TRANSACTIONS"). This Agreement and each of the other agreements contemplated hereby to which the Company is a party is a valid and binding obligation of the Company enforceable in accordance with its terms.

         2.2. VALIDITY OF PURCHASED SHARES. The issuance of the Purchased Shares has been duly authorized, and when issued, sold and delivered in accordance with the terms and for the consideration expressed herein, the Purchased Shares shall be validly issued, fully paid and non-assessable.

         2.3. COMMON STOCK ISSUABLE UPON CONVERSION OF DEBENTURE AND EXERCISE OF PURCHASED WARRANTS. The issuance of the shares of Common Stock (the "UNDERLYING SHARES") issuable upon conversion of the Debenture (including any interest payment in Common Stock) and exercise of the Purchased Warrants has been duly authorized and the Underlying Shares have been, and at all times prior to such conversion or exercise will have been, duly reserved for issuance upon such conversion or exercise and, when so issued, will be validly issued, fully paid and non-assessable. The Underlying Shares shall be covered by the provisions of paragraphs 5.3 and 5.4 of this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

         3.1. AUTHORIZATION. When executed and delivered by the Investor, this Agreement will constitute the valid and binding obligation of the Investor.

         3.2. BROKERS AND FINDERS. The Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

         4.    SECURITIES LAWS.

         4.1.  SECURITIES LAWS REPRESENTATIONS AND COVENANTS OF INVESTOR.

               (a) The Investor is making this Agreement in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Purchased Securities to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that the Investor would constitute an "underwriter" under the Securities Act, and that the Investor has no present intention of selling, granting any participation in or otherwise distributing the Purchased Securities. By executing this Agreement, each Investor further represents that the investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to, any of the Purchased Securities.

               (b) Each Investor understands and acknowledges that the offering of the Purchased Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Purchased Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws, and that the Company's reliance upon such exemption is predicated upon the Investor's representations set forth in this Agreement.

               (c) The Investor covenants that, unless the Debentures the Warrants, the Underlying Shares or any other shares of capital stock of the Company received in respect of the foregoing have been registered pursuant to the registration rights granted hereunder, the Investor, the Investor will not dispose of such securities unless and until the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; PROVIDED, HOWEVER, that the Investor may dispose of such securities without providing the opinion referred to above if the Company has been provided with adequate assurance, to its satisfaction, that such disposition is made in compliance with Rule 144 under the Securities Act (or any similar or analogous rule) and any applicable state, local or foreign law.

               (d) In connection with the investment representations made herein, each Investor represents that (i) the Investor is able to fend for itself in the transactions contemplated herein; (ii) the Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Investor's prospective investment in the Purchased Securities; (iii) the Investor has the ability to bear the economic risks of the Investor's prospective investment and can afford the complete loss of such investment; (iv) the Investor has been furnished with and has had access to such information together with the opportunity to obtain such additional information as it has requested to verify the accuracy of the information supplied; and (v) the Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by the Investor satisfactorily answered by the Company.

               (e) The Investor further represents by execution of this Agreement that the Investor qualifies as an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act. The Investor further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Purchased Securities.

               (f) By acceptance hereof, each Investor agrees that the Debenture, Warrants, the Underlying Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by the Investor without registration under the Securities Act or an exemption therefrom, and therefore the Investor may be required to hold such securities for an indeterminate period.

               (g) So long as the Company is in compliance in all material respects with its obligations to the Investor pursuant to this Agreement, the Investor agrees that it and its affiliates shall not hold a short position or engage in short sales or other hedging transactions relating to the Common Stock of the Company.

         4.2. LEGENDS. All certificates for the Purchased Securities, the Warrants, the Debentures and the shares of Common Stock issued or issuable upon the exercise or conversion thereof, and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE [SECURITIES REPRESENTED BY THIS WARRANT] HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW. SUCH SHARES [WARRANTS] MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN OPINION SATISFACTORY TO THE COMPANY THAT NN EXEMPTION THEREFROM UNDER SUCH ACTS ARE AVAILABLE FOR ANY SUCH SALE OR TRANSFER."

         In addition, such certificates shall bear any legend that, in the opinion of the Company's counsel, is required pursuant to any state, local or foreign law governing the Purchased Securities, the Debentures, the Warrants or the Underlying Shares.

         5.   ADDITIONAL COVENANTS OF THE COMPANY.

         5.1. REPORTS, INFORMATION, SHARES.

               (a) The Company shall cooperate with the investor in supplying such information as may be reasonably requested by the Investor to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption, presently existing or hereafter adopted, from the Securities Act for the sale of any of the Purchased Securities, the Warrants, the Underlying Shares and shares of capital stock of the Company received in respect of the foregoing.

               (b) The Company shall deliver to the Investor, contemporaneously with delivery to other holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock.

               (c) The Company shall keep reserved for issuance a sufficient number of authorized but unissued shares of Common Stock so that the Debenture may be converted and Warrants may be exercised to purchase Common Stock at any time.

               (d) The Company will grant the Investor a right of first look with respect to future private placement transactions, excluding private placements undertaken by a nationally recognized broker dealer or any other institutional Investor,

               5.2. EXPENSES; INDEMNIFICATION

               (a) The Company agrees to pay up to seven thousand ($7,500) in the investor's legal fees and expenses on the Closing Date and save the Investor harmless against liability for the payment of any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement, the issue and sale of any Purchased Securities, the expense of preparing and issuing the Purchased Securities, the cost of delivering the Purchased Securities purchased by the Investor to the Investor's home office, and the costs and expenses incurred in the preparation of all certificates and letters on behalf of the Company and of the Company's performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with. The Investor shall be responsible for its out-of-pocket expenses arising in connection with the transactions contemplated hereunder, including, without limitations, fees and disbursements of counsel to the Investor and due diligence expenses of the Investor that exceed $7,500.

               (b) The Company hereby agrees and acknowledges that the Investor has been induced to enter into this Agreement and to purchase the Purchased Securities hereunder, in part, based upon the representations, warranties and covenants of the Company contained herein. The company hereby agrees to pay, indemnify and hold harmless the Investor an any director, officer or employee of the Investor against all claims, losses and damages resulting from any and all legal or administrative proceedings, including without limitation, reasonable attorney's fees and expenses incurred in connection therewith (collectively, "LOSS"), resulting from a breach by the Company of any representation or warranty of the Company contained herein or the failure of the Company to perform any covenant made herein.

               (c) As soon as reasonably practicable after the receipt by the Investor of notice of any Loss in respect of which the Company may be liable under this Section 5.2, the Investor shall give notice thereof to the Company. The Investor may, at its option, claim indemnity under this Section 5.2 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as counsel for the Investor shall in good faith determine that such claim is not frivolous and that the Investor may be liable or otherwise incur a Loss as a result thereof and shall five notice of such determination to the Company. The Investor shall permit the Company, at the Company's option and expense, to assume the defense of any such claim by counsel mutually and reasonably satisfactory to the Company and the Investor and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the Investor may at all times participate in such defense at the Investor's expense; and PROVIDED, FURTHER, that the Company shall not, in defense of any such claim, except with the prior written consent of the Investor, (i) consent to entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Investor and its subsidiaries of a release of all liabilities in respect of such claims, or (ii) consent to any settlement of such claim. If the Company does not promptly assume the defense of such claim irrespective of whether such inability is due to the inability of the Investor and the Company to mutually agree as to the choice of counsel, or if any such counsel is unable to represent an investor due to a conflict or potential conflict of interest, then the Investor may assume such defense and be entitled to indemnification and prompt reimbursement from the Company for its costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees and expenses. Such fees and expenses shall be reimbursed to the Investor as soon as practicable after the submission of invoices to the Company.

         5.3 DEMAND REGISTRATION.

               (a) No later than September 15, 2000, the Company shall effect a registration with respect to all of the Underlying Shares subject to the Debenture and the Warrant, and the Company shall:

                   (i) within 30 days prior to the Filing of the registration statement, promptly give written notice of the proposed registration to the Investors; and

                   (ii) as soon as practicable use its best efforts to register (including, without limitation, the execution of an undertaking to file post-effective amendments and any other governmental requirements) all Underlying Shares subject to the Debenture and the Warrant which the Investor notifies the Company in writing within fifteen (15) days of receipt of the notice that it wishes to register; provided, that the Company shall not be obligated to file a registration statement:

                         (A) prior to September 15, 2000;

                         (B) within 120 days following the effective date of any
registered offering of the Company's securities to the general public in which the Investor shall have been able effectively to register all Underlying Shares as to which registration shall have been requested; and

                         (C) after the Company has effected one such
registration and such registration has been declared or ordered effective, except as provided in Section 5.4.

         Subject to the foregoing clauses (A) through (c), the Company shall file a registration statement covering the Underlying Shares so requested to be registered as soon as practical, but in any event no later than September 15, 2000 and shall use reasonable best efforts to have such registration statement promptly declared effective by the Commission. Investor shall be entitled to have the Underlying Shares registered on such registration statement prior to the time it is able to convert the Debenture into Underlying Shares and prior to the time it is able to exercise the Warrant for Underlying Shares.

         5.4 PIGGYBACK REGISTRATION.

               (a) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any other holders of its

Common Stock, other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Underlying Shares, the Company will:

                   (i) give to the Investor written notice thereof as soon as practicable prior to filing the registration statement; and

                   (ii) include in such registration and in any underwriting involved therein, all the Underlying Shares specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by the Investor, except as set forth in subsection (b) below.

               (b) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to subsection 6(a)(i). In such event, the right of the Investor to registration pursuant to Section 6 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Investor's Underlying Shares in the underwriting to the extent provided herein. The Investor shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Underlying Shares to be included in the registration and underwriting. The Company shall so advise the Investor and the other shareholders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this
Section 6, and the number of shares of Underlying Shares and other securities that may be included in the registration and underwriting shall be allocated among the Investor and other shareholders in proportion, as nearly as practicable, to the respective amounts of Underlying Shares held by the Investor and other securities held by other shareholders at the time of filing the registration statement. If the Investor disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Underlying Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         5.5 EXPENSES OF REGISTRATION. All expenses incurred in connection with one registration hereof including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursement of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Underlying Shares or fees of a separate legal counsel of the Investor.

5.6.     REMEDIES UPON DEFAULT OR DELAY.

         (a) Without limitation of any other remedy available to a Investor under applicable law or otherwise, if the Company shall (1) fail to register Underlying Shares after it shall have been requested to do so by the Investor, or (2) fail to perform any of its obligations hereunder and as a direct result of such failure the Investor has not been able to sell its Underlying Shares, or(3) act or fail to act in any manner such that the Investor has been materially delayed in the sale of its Underlying Shares, which delay is not expressly permitted by this Agreement, then the Investor shall be entitled to any or all of the following remedies, which may be elected in the sole discretion of the Investor:

                   (i) the investor shall be entitled to receive additional shares of Common Stock and Warrants (the "Penalty Securities") equal to 1.5% of its current holdings (assuming conversion of the Debenture and including pro-rata share of interest on the Debenture) each month, or if a partial month a pro rata amount, the registration statement filing is delayed beyond September 15, 2000. The Penalty Securities shall also have the same reset rights and registration rights as the Purchased Securities, as further described in paragraphs 1.1, 5.3 and 5.4 herein.

                   (ii) If the Company shall be prevented by law from making any payment required to be made under this Section, the obligations hereunder shall be continuing obligations, and such payments shall be made in partial payments when, as soon as, and to the extent that, any portion of such payments shall later be permitted under applicable law.

         5.7 DILUTION AND ANTI-DILUTION. If, and as often as, there is any change in the Common Stock or the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Common Stock as so changed. If the Company issues securities (other than in a registered underwriting as specified above) within one (1) year from the signing of this Agreement at a sale price less than the conversion price pursuant to the Debenture (except for shares subject to options pursuant to any employee benefit plan or any other currently outstanding options or warrants on the date hereof (the "Reduced Purchase Price"), the Company shall immediately issue additional Warrants so that the Investor may maintain its percentage holdings on a fully diluted basis as if it had purchased shares of Common Stock at the Reduced Purchase Price.

         6.    MISCELLANEOUS

         6.1 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement, the Warrants, the Debentures and the registration rights contained herein constitute the entire contract between the parties relative to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties with respect to the sale of the Purchased Securities is superseded by this Agreement and the Exhibits attached hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of the Investor fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by the Investor pursuant to such right of investigation or right of investigation, each Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Company shall survive the execution delivery of this Agreement and the Closing hereunder and shall continue in full force and effect until the lapse of any applicable statute of limitations (taking into account any waiver or tolling thereof) with respect to claims which may arise thereunder or relate thereto shall have run and the provisions of this Section 6.2 shall constitute a waiver by the Company of any such applicable statute of limitations.

         6.3 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any Washington State or United States Federal Court sitting in the State of Washington, County of Pierce, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified in Section 8(b). Each party further waives any objection to venue in Washington and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

         6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.5 HEADINGS. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         6.6 NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery and if a fax number has been provided, upon delivery (with answerback confirmed), addressed to a party at its address and the fax number, if any, shown below or at such other address and fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investor shall be sent to:

         TCA Investments, Inc.
         5433 Westheimer, Suite 500
         Houston, Texas 77056
         Fax Number: (713) 439-0333

         Attention: Franklin C. Fisher, Jr.

Any notice to the Company shall be sent to:

         XCEL Management, Inc.
         1101 Broadway Plaza
         Tacoma, WA  98402
         Fax Number: 253-404-3842
         Attention:  John P. Gorst, Chief Executive Officer

         With a copy to:

         Locke Liddell & Sapp LLP
         2200 Ross Avenue, Suite 2200
         Dallas, Texas 75201
         Fax Number: (24) 740-8800
         Attention: Lisa A. Genecov, Esq.

         6.7 RIGHTS OF TRANSFEREES. Any and all rights and obligations of the Investor herein incident to the ownership of Purchased Securities shall pass successively to all subsequent transferees of such Purchased Securities until extinguished pursuant to the terms hereof.

         6.8 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.


               [The rest of this page in intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


XCEL MANAGEMENT, INC.


By: /s/ JOHN P. GORST
   -------------------------------------
        John P. Gorst
Its:    Chief Executive Officer


TCA INVESTMENTS, INC.

By: /s/ Frank Fisher
   -------------------------------------

Its: President
   -------------------------------------

                              AMENDMENT NO. 1 TO
                            SUBSCRIPTION AGREEMENT

         THIS AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT (this "Amendment") is effective as of October 6, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and TCA Investments, Inc. ("Holder").

                              W I T N E S S E T H

         WHEREAS, the parties have executed that certain Subscription Agreement as of June 16, 2000; and

         WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Subscription Agreement to remove certain language thereunder referencing resets.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend paragraph 1.1 in its entirety as follows:

         "1.1. SALE AND ISSUANCE OF PURCHASED SECURITIES; RESETS. The Company shall sell to the Investor and the Investor shall purchase from the Company: (a) the Debenture, in substantially the form attached hereto as EXHIBIT 1, bearing interest (payable only in shares of the Company's Common Stock at a conversion rate of $1.42 per share) at the current Bank of America prime rate plus 1/2%, and of which the principal amount is convertible (at an initial conversion rate of $1.42 per share) into 228,873 shares of the Company's Common Stock, and (b) Warrants covering 228,873 shares of Common Stock, all for an aggregate purchase price of $325,000. Debenture (which shall also refer herein to the shares of Common Stock into which the Debenture is convertible and the shares to be issued as payment of interest on the Debenture, except when the context indicates otherwise) and Warrants are referred to herein collectively as the "PURCHASED SECURITIES", and all shares of Common Stock subject to the Debenture and Warrants are hereinafter referred to as `Underlying Shares.'"

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                               TCA INVESTMENTS, INC.


                               By:  /s/ FC Fisher Jr
                                  ---------------------------------------
                               Name:  ___________________________________
                               Title:  __________________________________


                               INSYNQ, INC.


                               By:  _____________________________________
                               Name:  ___________________________________
                               Title:  __________________________________

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                              TCA INVESTMENTS, INC.


                              By:  _____________________________________
                              Name:  ___________________________________
                              Title:  __________________________________


                              INSYNQ, INC.


                              By: /s/ John P. Gorst
                                 ---------------------------------------
                              Name: /s/ John P. Gorst
                                    ------------------------------------
                              Title: Chairman CEO
                                    ------------------------------------